FOR IMMEDIATE RELEASE

VOXX INTERNATIONAL CORPORATION REPORTS ITS FISCAL 2018 FIRST QUARTER FINANCIAL RESULTS

HAUPPAUGE, NY - July 10, 2017 - VOXX International Corporation (NASDAQ: VOXX), today announced financial results for its Fiscal 2018 first quarter ended May 31, 2017.
Commenting on the Company’s first quarter performance, Pat Lavelle, President and CEO stated, “Led by a 17.4% increase in Premium Audio sales, we posted modest top-line growth. However, gross margins came in lower in this segment, as we had several promotions to clear inventory with a number of new product launches planned. We expect margins to improve in the second quarter and return to normal throughout the year. New products and partnerships within our Automotive and Consumer Accessories segments, new products coming to market in Premium Audio, and the launch of our new EVO-based rear-seat infotainment solution, scheduled for the second and third quarters, should improve top-line outlook.”

Lavelle continued, “The news of our pending sale of Hirschmann dominated the quarters’ activity. While Hirschmann has been a great contributor to our business and has industry-leading technology, we believe the opportunity to sell at the proposed value is a benefit for our shareholders. Upon completion, we will have a clean balance sheet, lower working capital needs and we expect, greater cash flow. VOXX will continue to operate in the Automotive segment, with significant OEM production capabilities, a number of contracts in place, and an expanded assortment of aftermarket products. This transaction will give us a greater concentration of business in North America and enable us to leverage synergies within our footprint, especially as we seek complementary acquisitions, to drive better returns.”

First Quarter Performance (for the periods ended May 31, 2017 and May 31, 2016)

Net sales for the Fiscal 2018 first quarter were $159.1 million, an increase of $3.6 million or 2.3% as compared to $155.5 million reported in the comparable year-ago period.

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Automotive segment sales were $81.3 million as compared to $81.4 million. Automotive segment sales were positively influenced by an increase in domestic OEM sales, new sales related to the Company’s acquisition of Rosen Electronics, higher aftermarket sales for overhead and headrest DVD systems and higher tuner and antenna sales internationally. Offsetting these increases were lower sales of satellite radio products, and lower sales related to its international OEM manufacturing line.

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Premium Audio segment sales were $37.7 million as compared to $32.1 million, an increase of $5.6 million or 17.4%. Driving the year-over-year increase were higher sales of HD wireless speakers, wireless sound bars, multi-room streaming audio systems, and home entertainment speakers, partially offset by lower sales of commercial speakers.

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Consumer Accessories segment sales were $39.9 million as compared to $41.7 million, a decline of $1.8 million or 4.2%. The Consumer Accessories segment experienced higher international sales, primarily due to digital broadcasting platform upgrades in Europe, as well as higher sales of its Project Nursery product line and wireless speakers. Offsetting these increases were lower sales of reception and power products, action cameras and other product lines.

The gross margin for the Fiscal 2018 first quarter came in at 27.5% as compared to 29.7% for the same period last year, a decrease of 220 basis points.

VOXX International Corporation Reports its Fiscal 2018 First Quarter Results

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Automotive segment margins of 29.4% declined by 60 basis points. The Company experienced higher margins related to an increase in sales of higher margin products within its OEM manufacturing lines and decreased sales of lower margin fulfillment products, such as satellite radio, offset by lower margins associated with tuner and antenna products due to price reductions on certain products.

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Premium Audio segment margins of 27.0% declined by 760 basis points. This was primarily a result of heavy promotions of older sound bar models that the Company is phasing out to make way for a new line of products, many of which will be introduced this Fiscal year, as well as lower margins associated with some of the newer wireless sound bars and speakers. As an offset, the segment experienced an increase in sales of certain higher margin products, such as home entertainment speakers.

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Consumer Accessories segment margins of 23.8% declined by 90 basis points. The year-over-year decline was primarily related to product mix. During the comparable quarters, lower sales of reception and power products negatively impacted gross margins, whereas higher sales of Project Nursery product lines, lower fulfilment sales and an improvement in the international product mix were offsetting factors.

Operating expenses for the Fiscal 2018 first quarter were $51.6 million as compared to $53.2 million in the Fiscal 2017 first quarter, a reduction of $1.6 million or 3.1%. Selling, general and administrative expenses increased by $1.2 million, primarily as a result of higher advertising expenses, higher expenses associated with system upgrades and a modest increase in salary and benefit expenses, partially offset by lower occupancy costs and professional fees. This was offset by a $2.9 million reduction in engineering and technical support expenses, which was primarily a result of lower research and development expenses, most of which were driven by timing associated with customer reimbursements for development services in both the Fiscal 2018 and Fiscal 2017 first quarters. Additionally, the Company incurred lower research and development expenses in other groups as certain products are nearing their launch dates.

The Company reported an operating loss of $7.8 million in its Fiscal 2018 first quarter as compared to an operating loss of $7.1 million in the comparable year-ago period. Net loss attributable to VOXX International Corporation was $3.0 million or a loss per basic and diluted share of $0.13, as compared to a net loss attributable to VOXX International Corporation of $4.3 million or a loss per basic and diluted share of $0.18 in the Fiscal 2017 first quarter.

The Company reported negative Earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $1.3 million and negative Adjusted EBITDA of $1.1 million for the Fiscal 2018 first quarter. This compares to EBITDA of $0.1 million and Adjusted EBITDA of $0.3 million for the comparable year-ago period.

On June 25, 2017, the Company entered into a definitive agreement to sell Hirschmann Car Communication GmbH and its worldwide subsidiaries (“Hirschmann”) to a subsidiary of TE Connectivity Ltd. (NYSE: TEL). Under the terms of the Stock Purchase Agreement, TE Connectivity (“TE”) will acquire Hirschmann for an enterprise value of 148.5 million Euro. Based on the Euro to U.S. dollar conversion (1 Euro = $1.12), this equates to approximately $166.0 million. The final purchase price is subject to further net cash and working capital adjustments. VOXX International (Germany) GmbH is the selling entity in this transaction. This transaction is subject to regulatory approval and customary closing conditions and the expected close, subject to approvals, is anticipated to be on August 31, 2017.

Conference Call and Webcast Information
VOXX International will be hosting its conference call on Tuesday, July 11, 2017 at 10:00 a.m. ET. Interested parties can participate by visiting www.voxxintl.com, and clicking on the webcast in the Investor Relations section or via teleconference (toll-free number: 877-303-9079; international: 970-315-0461 / conference ID: 49503688).

VOXX International Corporation Reports its Fiscal 2018 First Quarter Results

Non-GAAP Measures
EBITDA, Adjusted EBITDA and Diluted Adjusted EBITDA per common share are not financial measures recognized by GAAP. EBITDA represents net income (loss), computed in accordance with GAAP, before interest expense and bank charges, taxes, and depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for stock-based compensation expense. Depreciation, amortization and stock-based compensation are non-cash items. Diluted Adjusted EBITDA per common share represents the Company's diluted earnings per common share based on Adjusted EBITDA.

We present EBITDA, Adjusted EBITDA and Diluted Adjusted EBITDA per common share in this Form 10-Q because we consider them to be useful and appropriate supplemental measures of our performance. Adjusted EBITDA and diluted adjusted earnings per common share help us to evaluate our performance without the effects of certain GAAP calculations that may not have a direct cash impact on our current operating performance. In addition, the exclusion of certain costs or gains relating to non-recurring events allows for a more meaningful comparison of our results from period-to-period. These non-GAAP measures, as we define them, are not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies. EBITDA, Adjusted EBITDA and Diluted Adjusted EBITDA per common share should not be assessed in isolation from, are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP.

About VOXX International Corporation
VOXX International Corporation (NASDAQ: VOXX) has grown into a worldwide leader in Automotive, Consumer Electronics, Consumer Accessories and Premium Audio. Today, the Company has an extensive distribution network that includes power retailers, mass merchandisers, 12-volt specialists and most of the world’s leading automotive manufacturers. The Company has an international footprint in Europe, Asia, Mexico and South America, and a growing portfolio, which now comprises over 30 trusted brands. Among the Company’s brands are Klipsch®, RCA®, Invision®, Jensen®, Audiovox®, Terk®, Acoustic Research®, Advent®, Code Alarm®, Car Connection®, 808®, AR for Her®, Prestige®, EyeLock, Hirschmann Car Communication®, Jamo®, Energy®, Mirage®, Mac Audio®, Magnat®, Heco®, Schwaiger®, Oehlbach®, and Incaar™. For additional information, please visit our Web site at www.voxxintl.com.

Safe Harbor Statement
Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the automotive, premium audio and consumer accessories businesses; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; foreign currency fluctuations and concerns regarding the European debt crisis; restrictive debt covenants; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against VOXX International Corporation and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K for the fiscal year ended February 28, 2017.

Company Contact:
Glenn Wiener, President
GW Communications
Tel: 212-786-6011
Email: gwiener@GWCco.com
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VOXX International Corporation and Subsidiaries
Consolidated Balance Sheets (In thousands, except share and per share data)

	May 31, 2017	February 28, 2017
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$8,060	$7,800
Accounts receivable, net	89,888	90,641
Inventory, net	165,409	153,053
Receivables from vendors	831	665
Prepaid expenses and other current assets	29,181	19,593
Income tax receivable	1,682	1,596
Total current assets	295,051	273,348
Investment securities	9,748	10,388
Equity investments	21,216	21,926
Property, plant and equipment, net	85,182	81,601
Goodwill	105,799	103,212
Intangible assets, net	175,732	176,289
Deferred income taxes	23	23
Other assets	1,624	1,699
Total assets	$694,375	$668,486
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$71,669	$61,143
Accrued expenses and other current liabilities	54,924	42,476
Income taxes payable	1,369	3,077
Accrued sales incentives	12,078	13,154
Current portion of long-term debt	10,420	10,217
Total current liabilities	150,460	130,067
Long-term debt, net of debt issuance costs	102,296	97,747
Capital lease obligation	2,792	1,400
Deferred compensation	3,868	4,224
Deferred income tax liabilities	27,773	30,155
Other tax liabilities	3,244	3,194
Other long-term liabilities	10,946	10,384
Total liabilities	301,379	277,171
Commitments and contingencies
Stockholders' equity:
Preferred stock: No shares issued or outstanding	—	—
Common stock:
Class A, $.01 par value, 60,000,000 shares authorized, 24,067,444 shares issued and 21,899,370 shares outstanding at both May 31, 2017 and February 28, 2017	256	256
Class B Convertible, $.01 par value, 10,000,000 shares authorized, 2,260,954 shares issued and outstanding	22	22
Paid-in capital	295,734	295,432
Retained earnings	156,338	159,369
Accumulated other comprehensive loss	(37,715)	(43,898)
Treasury stock, at cost, 2,168,074 shares of Class A Common Stock at both May 31, 2017 and February 28, 2017	(21,176)	(21,176)
Total Voxx International Corporation stockholders' equity	393,459	390,005
Non-controlling interest	(463)	1,310
Total stockholders' equity	392,996	391,315
Total liabilities and stockholders' equity	$694,375	$668,486

VOXX International Corporation and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income (Loss)
 (In thousands, except share and per share data)
(unaudited)

	Three Months Ended May 31,
	2017	2016
Net sales	$159,103	$155,456
Cost of sales	115,364	109,355
Gross profit	43,739	46,101

Operating expenses:
Selling	13,792	12,664
General and administrative	27,192	27,071
Engineering and technical support	10,594	13,479
Total operating expenses	51,578	53,214
Operating loss	(7,839)	(7,113)

Other income (expense):
Interest and bank charges	(1,913)	(1,695)
Equity in income of equity investees	1,803	1,808
Other, net	(1,020)	(512)
Total other expense, net	(1,130)	(399)

Loss before income taxes	(8,969)	(7,512)
Income tax benefit	(4,063)	(1,392)
Net loss	(4,906)	(6,120)
Less: net loss attributable to non-controlling interest	(1,875)	(1,812)
Net loss attributable to Voxx International Corporation	$(3,031)	$(4,308)

Other comprehensive income (loss):
Foreign currency translation adjustments	7,359	4,196
Derivatives designated for hedging	(1,052)	(491)
Pension plan adjustments	(120)	(58)
Unrealized holding loss on available-for-sale investment securities, net of tax	(4)	(5)
Other comprehensive income, net of tax	6,183	3,642
Comprehensive income (loss) attributable to Voxx International Corporation	$3,152	$(666)

Net loss per common share attributable to Voxx International Corporation (basic)	$(0.13)	$(0.18)

Net loss per common share attributable to Voxx International Corporation (diluted)	$(0.13)	$(0.18)

Weighted-average common shares outstanding (basic)	24,160,324	24,160,324
Weighted-average common shares outstanding (diluted)	24,160,324	24,160,324

Reconciliation of GAAP Net Income (Loss) to
EBITDA, Adjusted EBITDA and Diluted Adjusted EBITDA per Common Share

	Three Months Ended May 31,
	2017	2016
Net income attributable to Voxx International Corporation	$(3,031)	$(4,308)
Adjustments:
Interest expense and bank charges (1)	1,676	1,588
Depreciation and amortization (1)	4,137	4,243
Income tax benefit	(4,063)	(1,392)
EBITDA	(1,281)	131
Stock-based compensation	142	175
Adjusted EBITDA	$(1,139)	$306
Diluted income per common share	$(0.13)	$(0.18)
Diluted Adjusted EBITDA per common share	$(0.05)	$0.01

(1) For purposes of calculating Adjusted EBITDA for the Company, interest expense and bank charges, as well as depreciation and amortization have been adjusted in order to exclude the non-controlling interest portion of these expenses attributable to EyeLock LLC.